Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-3

(Form Type)

ORAGENICS, INC.

(Exact name of Registration as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, Par Value $0.001 per share	457(o)
	Other	Warrants	457(o)
Fees to Be Paid	Other	Units	457(o)
	Unallocated (Universal Shelf)	—	457(o)	(1)	(2)	$100,000,000	0.00013810	$13,810	(3)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, Par Value $0.001 per share	—	—	—	—	—	—		—	—	—	—
	Other	Warrants	—	—	—	—	—	—		—	—	—	—
	Other	Units	—	—	—	—	—	—		—	—	—	—
	Unallocated (Universal Shelf)	—	Rule 415(a)(6)	(1)	—		—	—		—	—	—	—
	Total Offering Amounts					$100,000,000		$13,810	(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							$3,763
	Net Fee Due							$10,047

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Oragenics, Inc.	S-3	333-269225	January 13, 2023		$3,763	Equity	Common Stock, Warrants and Units	N/A	$34,156,040
Fee Offset Sources	Oragenics, Inc.	S-3	333-269225		January 13, 2023						3,763

(1)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) warrants to purchase common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $50,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum aggregate offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act of 1933, as amended. Pursuant to General Instruction I.B.6. of Form S-3, if the aggregate market value of the registrant’s outstanding voting and non-voting common equity held by non-affiliates of the registrant does not equal or exceed $75,000,000 subsequent to the effective date of this registration statement, then the aggregate offering price of all types of securities that the registrant may issue in primary offerings pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant at such time. In the event that subsequent to the effective date of this registration statement, the aggregate market value of the registrant’s outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made in primary offerings pursuant to this registration statement.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended at the statutory rate of $138.10 per million of the maximum aggregate offering price in effect at the time of filing.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $34,156,040 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-269225) (the “Prior Registration Statement”), which was declared effective on January 25, 2023. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $4,408.00 with respect to an aggregate of $40,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $3,763.00 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).